FOREIGN ACCOUNTS
CREDIT AND SECURITY AGREEMENT
by and among
SYNERGETICS, INC.,
SYNERGETICS USA, INC.,
SYNERGETICS GERMANY, GMBH, and
SYNERGETICS ITALIA, SRL
as Borrowers
and
REGIONS BANK
as Lender
June 20, 2007

i

ii

EXHIBITS
Exhibit A – General Definitions
Exhibit B – Revolving Note
Exhibit C – Compliance Certificate
Exhibit D – Borrowing Base Certificate
Exhibit E – Operational Guidelines

iii

Exhibit 10.1
FOREIGN ACCOUNTS
CREDIT AND SECURITY AGREEMENT
Dated as of June 20, 2007
     SYNERGETICS, INC., a Missouri corporation (“Synergetics”), and SYNERGETICS USA INC., a Delaware corporation (“Synergetics USA”); SYNERGETICS GERMANY, GMBH, a German limited liability company; and SYNERGETICS ITALIA, SRL, an Italian limited liability company (individually, a “Borrower” and together, the “Borrowers”), and Regions Bank (the “Lender”), hereby agree as follows:
RECITALS
     A. Borrowers desire that Lender extend to Borrowers certain revolving credit loans, for which Borrowers will be jointly and severally liable as co-primary-obligors, based on and secured by Foreign Accounts and assignment to Lender of the Foreign Accounts Insurance (as hereinafter defined).
     B. Borrowers, jointly and severally, are willing to grant to Lender a security interest in and lien upon personal property described in this Agreement to secure all Obligations (as herein defined).
     C. Each Borrower directly and materially benefits and will continue to benefit from its joint and several borrowing relationship hereunder and the borrowing availability afforded each Borrower that Borrowers believe would not be available to either Borrower individually.
ARTICLE I
Definitions
     Section 1.1 General Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article include the plural as well as the singular; and
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.
     Section 1.2 Primary Definitions. As used herein, the following terms shall have the following meanings:
     “Availability” means at any time the amount by which the Borrowing Base exceeds the outstanding balance of the Advances.
     “Balance Sheet Date” has the meaning specified in Section 5.5 hereof.

     “Borrowing Base” means, at any time and subject to change from time to time in the Lender’s sole discretion, the lesser of:
     (a) the Revolving Loan Commitment, or
     (b) up to 90% of the Eligible Foreign Accounts.
     “Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers and their subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.
     “Collateral” means all of the Borrowers’ Foreign Accounts, all rights assigned to Borrower under the Foreign Accounts Insurance and all deposit accounts established pursuant to Section 2.15 hereof, together with proceeds of any and all of the foregoing.
     “Collateral Account” has the meaning set forth in Section 4.2 (n) hereof.
     “Consolidated Indebtedness” shall mean, as of the date of any determination thereof, all Indebtedness of Borrowers and all subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.
     “Current Maturities of Long-Term Debt” means for any period all long-term debt payments payable during such period by Borrowers and their subsidiaries on a consolidated basis and in accordance with GAAP.
     “Default Rate” means at any time three percent (3%) per annum plus the rate of interest otherwise applicable under this Agreement immediately prior to giving effect to the application of the Default Rate, which Default Rate shall change when and as the Prime Rate changes.
     “Disclosure Schedule” has the meaning specified in Section 5.1 hereof.
     “EBITDA” means with respect to the Borrowers and their subsidiaries on a consolidated basis, applicable period-to-date net after-tax income, determined in accordance with GAAP, plus depreciation, plus amortization, plus interest expense, plus taxes, plus other non-cash non-operating expense items, minus other non-cash non-operating income items.
     “Eligible Foreign Accounts” means all Insured Foreign Accounts, net of any credits, except the following shall in no event be deemed Eligible Foreign Accounts:
     (1) Any otherwise Eligible Foreign Account over 60 days past due, according to the Foreign Accounts Insurance requirements;
     (2) Foreign Accounts allowing payment terms greater than 90 days after invoice date;

     (3) Foreign Accounts owed by an account debtor located in a country not approved by the Insurer under the Foreign Accounts Insurance;
     (4) That portion of Foreign Accounts that are disputed or subject to a claim of offset;
     (5) Any Foreign Account that is subject to a contra account;
     (6) That portion of Foreign Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by a Borrower to the customer;
     (7) Foreign Accounts owed by an account debtor that is the subject of bankruptcy proceedings or has gone out of business;
     (8) Foreign Accounts owed by a shareholder, subsidiary, Affiliate, officer or employee of a Borrower or owed by any “consumer debtor” (as defined in the UCC);
     (9) Foreign Accounts not covered by the Foreign Accounts Insurance;
     (10) Foreign Accounts that are not subject to a duly perfected security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;
     (11) That portion of Foreign Accounts that have been restructured, extended, amended or modified;
     (12) That portion of Foreign Accounts that constitutes finance charges, service charges or sales or excise taxes; or
     (13) Foreign Accounts owed by an account debtor, regardless of whether otherwise eligible, if 50% or more of the total amount due under Foreign Accounts and Other Accounts from such debtor is ineligible under clauses (1), (2) or (10) above;
     “Field Audit” means a field audit of the facilities, properties, books and records of Borrowers, as provided in Section 6.2 hereof, the results of which are satisfactory to Lender in its sole discretion.
     “Fixed Charge Coverage Ratio” means consolidated EBITDA less unfinanced Capital Expenditures, cash taxes paid or due, and distributions (including dividend distributions) divided by Current Maturities of Long Term Debt and cash interest expense paid or due plus all payments to Iridex Corporation in connection with settlement of certain litigation (and Borrowers represent and warrant that the required annual payments are $800,000 each, with first payment due April 16, 2008).
     “Foreign Accounts” means Accounts owed by an account debtor located outside the United States.
     “Foreign Accounts Insurance” has the meaning set forth in Section 4.1(c) hereof.

     “Foreign Subsidiary” means a subsidiary of Synergetics USA organized under the laws of a jurisdiction outside the United States.
     “Indebtedness” shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property, (b) obligations secured by any Lien (other than mechanics’, materialman’s, architect’s, or similar Lien arising in the ordinary course of a construction business) on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters of credit issued for the account of and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, and (g) trade account payables and all other liabilities of such Person as defined by GAAP.
     “Insured Foreign Accounts” means Foreign Accounts, the collection of which is insured by Insurer under Foreign Accounts Insurance with coverages and on terms acceptable to Lender in its sole discretion.
     “Insurer” means Euler Hermes ACI.
     “Leverage Ratio” means the ratio of Consolidated Indebtedness divided by Tangible Net Worth.
     “Malis Note” means that certain Secured Term Promissory Note between Synergetics USA, Inc., Synergetics IP, Inc. and the Estate of Leonard I. Malis dated October 12, 2005.
     “Material Adverse Effect” means a material adverse effect on (a) the business, properties, operations, condition (financial or otherwise) or prospects of the Borrowers, as the case may be, (b) a material portion of the Collateral, or (c) the ability of the Borrowers to perform their respective obligations under this Agreement and the other Loan Documents.
     “Note” means the Revolving Note.
     “Permitted Encumbrances” means the following encumbrances: (a) liens for taxes or assessments or other governmental charges not yet due and payable or not yet required to be paid pursuant to Section 6.4 hereof; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which a Person is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such liens attach only to equipment, fixtures and/or real property; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business, so long as such liens attach only to inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Person is a party; (g) any attachment or judgment lien not constituting a Default under this Agreement; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any real property owned or leased by Borrowers or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property owned or leased by Borrowers; and (i) presently existing or hereinafter created liens in favor of Lender, including without limitation, those in favor of Lender under the Primary Credit Agreement.
     “Primary Credit Agreement” means that certain Credit and Security Agreement dated as of March 13, 2006, as heretofore and hereafter amended by and among Borrowers and Lender and all notes and documents executed or to be executed in connection therewith.
     “Related Documents” has the meaning specified in Section 2.6(a) hereof.
     “Revolving Credit Facility” means the right of Borrowers to obtain Advances under the Revolving Loan Commitment.
     “Revolving Note” has the meaning specified in Section 2.2 hereof.
     “Revolving Loan Commitment” means $2,500,000, unless said amount is reduced pursuant to Section 2.6(b) hereof, in which event it means the amount to which said amount is reduced.
     “Security Documents” means each agreement, instrument or document received by the Lender in connection with the grant or perfection of a lien on Collateral to secure the Obligations.
     “Tangible Net Worth” means on a consolidated basis (and in accordance with GAAP) the sum of all assets as presented in the balance sheet in the financial statements of Borrowers and their subsidiaries, minus intangible assets (all assets shown on the balance sheet of such financial statements which lack physical substance or which represent a right granted by the government or by another company, including without limitation such assets as goodwill, patents, trademarks, franchises, licenses, contract rights and other similar assets), minus total Indebtedness of Borrowers and their subsidiaries.
     “Termination Date” means June 4, 2008.
     Section 1.3 General Definitions. In addition to the foregoing, certain defined terms used in this Agreement have the meanings as set forth in Exhibit A attached hereto.

ARTICLE II
Amount and Terms of the Revolving Credit Facility
     Section 2.1 Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrowers from time to time during the period from the date hereof to and including the Termination Date, or the earlier date of termination in whole of the Revolving Credit Facility pursuant to Section 2.6 or Section 8.2 hereof, in an aggregate amount at any time outstanding not to exceed the Borrowing Base, which Advances shall be secured by the Collateral as provided in Article III hereof. The Borrowers agree to comply with the following procedures in requesting Advances under this Section 2.1:
     (a) The Lender shall not make any Advance under this Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section 2.1 or otherwise would exceed the Borrowing Base. So long as any Default exists, the Lender shall have no obligation to make any Advance.
     (b) Each request for an Advance shall be made to the Lender prior to 11:00 a.m. (St. Louis, Missouri time) of the day of the requested Advance by the requesting Borrower (or in accordance with an electronic mechanism established by Bank for such advances). Each request for an Advance or request for an automated Advance mechanism may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof, and shall be made by (i) any officer of a Borrower; or (ii) any person designated as such Borrower’s agent by any officer of such Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of such Borrower or such a designated agent.
     (c) Upon fulfillment of the applicable conditions set forth in Article IV hereof, the Lender shall disburse loan proceeds by crediting the same to the requesting Borrower’s demand deposit account maintained with Lender, or its Affiliates, unless the Lender and the requesting Borrower shall agree in writing to another manner of disbursement. Upon request of the Lender, and in any event if any Advance is to be made to any account other than the above-referenced account, the requesting Borrower shall promptly provide such confirmation that the Lender may require. The Borrowers shall be obligated to repay all Advances under this Section 2.1 notwithstanding the failure of the Lender to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance under this Section 2.1, whether written or telephonic, shall be deemed to be a representation by the Borrowers that (i) the condition set forth in Section 2.1(a) hereof has been met, and (ii) the conditions set forth in Section 4.2 hereof have been satisfied as of the time of the request.
     (d) Anything to the contrary notwithstanding in this Agreement,, the Operational Guidelines set forth in Exhibit E attached hereto (the “Operational Guidelines”) shall apply to all Advances and in the event of an inconsistency between the Operational Guidelines and any provisions of this Agreement, the Operational Guidelines shall apply.
     Section 2.2 Note; Obligations Joint and Several. All Advances made by the Lender under Section 2.1 hereof shall be evidenced by, and repayable with, interest in accordance with the Foreign Accounts Revolving Note attached hereto as Exhibit B (the “Revolving Note”). The principal of the Revolving Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to Section 2.4 hereof, and shall bear interest as provided in Section 2.8 hereof.
     Section 2.3 Capital Adequacy. If Lender shall have determined that the adoption after the date hereof of any law, rule or regulation regarding capital adequacy or any change therein after the date hereof or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date of this Agreement, does or shall have the effect of reducing the rate of return on any of the Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrowers of a written demand therefor together with the certificate described below, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction, such demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of such charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, such Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.
     Section 2.4 Interest.
     (a) The Advances shall bear interest at the rate per annum equal to the Prime Rate as in effect from time to time. Interest shall be compiled on the basis of actual days elapsed in a 360-day year. Interest shall be payable monthly in arrears on the thirteenth (13th) day of each month in each year (commencing July 13, 2007) and at maturity or prepayment of the Note, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the date of the relevant change in the Prime Rate.
     (b) Notwithstanding anything to the contrary contained herein, (i) from and after the date of the occurrence of any Default or Event of Default, in the Lender’s discretion, the principal amount of the Advances outstanding from time to time shall bear interest at the Default Rate; and (ii) during any period that the sum of the outstanding principal balance of all Advances exceeds the Borrowing Base, the principal of the Advances shall automatically bear interest at the Default Rate; and provided, further, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.
     (c) The Lender may, at its option, elect to make, fund or maintain the Loans hereunder at such of its branches or offices as the Lender may from time to time elect.

     (d) If the Lender sells a participation (as opposed to a sale of a direct interest) in the Loans, no such sale will result in a change in the rate of interest being assessed against the Obligations.
     Section 2.5 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate, if any, permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.5, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.
     Section 2.6 Voluntary Prepayment; Termination of Agreement by Borrowers; Permanent Reduction of Commitment.
     (a) Except as otherwise provided herein, the Borrowers may, in their discretion, prepay the Obligations in whole at any time or from time to time in part.
     (b) The Borrowers may at any time and from time to time, upon at least 30 days’ prior written notice to the Lender, permanently reduce in part or terminate the Revolving Loan Commitment; provided, however, that no reduction shall reduce the Revolving Loan Commitment to an amount less than the then-aggregate amount of the Advances.
     Section 2.7 Mandatory Prepayment. Without notice or demand and without limiting Borrowers’ obligation to pay interest at the Default Rate as required under Section 2.4(b), if the outstanding principal balance of the Advances shall at any time exceed the Borrowing Base (an “Overadvance”), the Borrowers shall immediately prepay the Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.7 or under Section 2.6 may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses required to be paid hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

     Section 2.8 Payment. All payments of principal and interest on the Advances and fees payable hereunder shall be made to the Lender in United States dollars constituting immediately available funds. The Borrowers hereby authorize the Lender, in its discretion at any time or from time to time and without request by the Borrowers, to make an Advance to the extent necessary to pay any such amounts and any fees, costs or expenses hereunder or under the Security Documents.
     Section 2.9 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.
     Section 2.10 Use of Proceeds. The proceeds of Advances shall be used by the Borrowers for their working capital requirements.
     Section 2.11 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. On demand by the Lender, the Borrowers will admit and certify in writing the exact principal balance that the Borrowers then assert to be outstanding to the Lender for Advances under this Agreement. Any billing statement or accounting rendered by the Lender shall be presumed correct, until Borrowers establish the contrary.
     Section 2.12 Fees. The Borrowers agree to pay the Lender quarterly, on the first (1st) day of the month after the expiration of each calendar quarter, a fee of one percent (1%) per annum of the $2,500,000 maximum amount of the Revolving Loan Commitment.
     Section 2.13 Joint and Several Liability of Borrowers; Rights of Contribution Between Borrowers.
     (a) Each Borrower states and acknowledges that: (1) pursuant to this Agreement, the Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible as if they were merged into a single corporate entity; (2) each Borrower has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (3) it is both a condition precedent to the obligations of the Lender hereunder and a desire of each Borrower that each Borrower execute and deliver to Lender this Agreement; and (4) each Borrower has requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.
     (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to the Lender for the full and prompt payment and performance of the Obligations and agreements of each Borrower under this Agreement and each other document related hereto that may specify that a particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lender, on demand, for and against any loss incurred by Lender as a result of any Borrower being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the subject Borrower or any Person, the amount of such loss being the amount which the Lender would otherwise have been entitled to recover from the Borrower.
     (c) It is the intent of each Borrower that the indebtedness, obligations and liabilities hereunder of no one of them be subject to challenge on any basis related to any federal, state or foreign law dealing with fraudulent conveyances or any other law related to transfers for less than fair or reasonably equivalent value. Accordingly, as of the date hereof, the liability of each Borrower under this Section 2.13 together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured. (“Dated Liabilities”) is and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date (“Dated Assets”). To this end, each Borrower under this Section 2.13 (i) grants to and recognizes in each other Borrower ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate rights of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, and (ii) acknowledges receipt of and recognizes its rights to subrogation and contribution ratably from the other Borrower in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such U.S. Borrower under this Section 2.13. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that each Borrower will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 2.13 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof by reason of an arbitrary interpretation of its joint and several obligations hereunder).
     Section 2.14 Waiver of Suretyship and Other Defenses. To the extent a Borrower is deemed to be a surety, secondary obligor, endorser or accommodation party with respect to Obligations incurred under this Agreement, each Borrower waives, to the full extent permitted by applicable law, all suretyship defenses and all defenses and rights of an endorser or accommodation party provided in Section 400.3-605 of the UCC and all other defenses allowed by law provided to Persons holding such status.
     Section 2.15 Collections of Foreign Accounts. Payment of Foreign Accounts shall be directed to the Lender’s lockbox and direct deposit account established as required by Section 4.1(n) hereof; provided that to the extent that Synergetics USA has established or will establish Foreign Subsidiaries that are parties to this Agreement or are joined to this Agreement as required by Section 6.14 hereof and that are named as insureds under the Foreign Accounts Insurance and unless Lender’s insurance coverage would be adversely impacted by the following, the Foreign Subsidiaries, on a combined basis, may collect not more than 30% of all Foreign Accounts for deposit into deposit accounts other than as required above if Lender is granted a security interest in each such deposit account.

ARTICLE III
Security Interest
     Section 3.1 Grant of Security Interest. The Borrowers hereby assign and grant to the Lender a lien upon and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrowers, or any Borrower, may now or at any time hereafter owe to the Lender or to any affiliate of Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone, any affiliate of the Lender, or in a transaction involving other creditors of any Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrowers arising under this Agreement, the Note, or any other loan or credit agreement or guaranty between any Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the “Obligations”).
     Section 3.2 Notification of Account Debtors and Other Obligors. In addition to the rights of the Lender under the Foreign Accounts Insurance, the Lender may at any time (following the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the Borrowers or the Lender give such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender’s name or in the applicable Borrower’s name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of such Borrower, notify the United States Postal Service to change the address for delivery of such Borrower’s mail to any address designated by the Lender, otherwise intercept such Borrower’s mail, and receive, open and dispose of such Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower’s account or forwarding such mail to such Borrower’s last known address.
     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrowers hereby assign to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance, including without limitation, Foreign Accounts Insurance, now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers following an Event of Default hereby direct the issuer of any such policy to pay all such monies directly to the Lender. Following the occurrence of any Event of Default, the Lender may (but need not), in the Lender’s name or in a Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.
     Section 3.4 Security Interest in Collateral Account. The Borrowers hereby pledge, and grant to the Lender a security interest in, all funds held in the Collateral Account from time to time and all proceeds thereof, as security for the payment of all present and future Obligations. The Borrowers will execute and deliver to the Lender such Deposit Account control agreements as the Lender may require in its sole discretion to perfect the Lender’s security interest in the Collateral Account.
ARTICLE IV
Conditions of Lending
     Section 4.1 Conditions Precedent to the Initial Advance. The obligation of the Lender to make the initial Advance under the Revolving Credit Facility shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender in Lender’s sole discretion.
     (a) This Agreement, properly executed on behalf of the Borrowers;
     (b) The Note, properly executed on behalf of the Borrowers;
     (c) Confirmation to Lender’s satisfaction that Borrower shall have obtained insurance insuring the collection of Foreign Accounts from Insurer under policy number 4064883 for the benefit of Lender covering Insured Foreign Accounts against nonpayment by reason of the events or conditions set forth in such policy (“Foreign Accounts Insurance”), and confirmation of assignment to Lender of the benefit of such Foreign Accounts Insurance;
     (d) Current searches of appropriate filing offices showing that (i) no state or federal tax or judgment liens have been filed and remain in effect against any Borrower, (ii) no financing statements have been filed and remain in effect against the Borrowers, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing;
     (e) A certificate of the Secretary or an Assistant Secretary of each Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of such Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, (ii) the articles of incorporation and bylaws of such Borrower, and (iii) the signatures of the officers or agents of such Borrower authorized to execute and deliver this Agreement, the other Loan Documents and other instruments, agreements and certificates, including Advance requests, on behalf of such Borrower;
     (f) A current certificate issued by the Secretary of State of the state of each Borrower’s incorporation, certifying that such Borrower is in compliance with all corporate organizational requirements of such state;

     (g) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary;
     (h) A certificate of an officer of each Borrower confirming the representations and warranties set forth in Article V hereof;
     (i) An opinion of counsel to each Borrower, addressed to the Lender in form and substance and from counsel satisfactory to the Lender in its sole discretion;
     (j) Certificates of the insurance required hereunder, with all hazard insurance containing a lender’s loss payable endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured;
     (k) a Borrowing Base certificate in the form attached hereto as Exhibit D demonstrating to Lender’s satisfaction that the initial Advance does not exceed the Borrowing Base;
     (l) Payment of the fees and commissions due through the date of the initial Advance, and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 9.6 hereof;
     (m) A copy of each Borrower’s Articles of Incorporation certified by the Secretary of State of the state of such Borrower’s organization confirming the exact name of such Borrower and the identification number assigned to such Borrower by such office;
     (n) Establishment of a lock box, a collateral account and a sweep account, all on Lender’s standard terms, into which all payments on Foreign Accounts shall be deposited and over which Lender shall have sole control; and
     (o) Such other documents as the Lender in its sole discretion may require.
     Section 4.2 Conditions Precedent to All Advances. The obligation of the Lender to make each Advance (after the initial Advance) shall be subject to the further conditions precedent that on such date:
     (a) the representations and warranties contained in Article V hereof are correct on and as of the date of such Advance as though made or issued on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;
     (b) the continued effectiveness of the Foreign Accounts Insurance; and
(c) no event has occurred and is continuing, or would result from such Advance that constitutes a Default or an Event of Default.
ARTICLE V
Representations and Warranties

     The Borrowers jointly and severally represent and warrant to the Lender as follows:
     Section 5.1 Corporate Existence and Power; Name; Chief Executive Officer. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its State of organization, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The names of Borrowers set forth in the first paragraph of this Agreement are the exact and current legal names of Borrowers. The organizational number issued to Synergetics by the Missouri Secretary of State is 431585312; the organizational number issued to Synergetics USA by the Delaware Secretary of State is 20-5715943. The Borrowers have all requisite power and authority, corporate or otherwise, to conduct their business, to own their properties and to execute and deliver, and to perform all of their obligations under, the Loan Documents. During their corporate existence, the Borrowers have done business solely under the names set forth in Section 5.1 of the Disclosure Schedule attached hereto (the “Disclosure Schedule”). The chief executive office and principal place of business of each Borrower is located at the address set forth in Section 5.1 of the Disclosure Schedule hereto.
     Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of any Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or of the Articles of Incorporation or Bylaws of any Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.
     Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.
     Section 5.4 Subsidiaries. Except as set forth in Section 5.4 of the Disclosure Schedule attached hereto, the Borrowers have no Subsidiaries or Affiliates. Section 5.4 of the Disclosure Schedule sets forth in reasonable detail the ownership or other relationship of all Affiliates with the Borrowers.

     Section 5.5 Financial Condition; No Adverse Change. The Borrowers have heretofore furnished to the Lender unaudited financial statements of the Borrowers for the 9 months ended April 30, 2007, and those statements fairly present the financial condition of the Borrowers on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since January 31, 2007, except as disclosed to Lender by Borrowers, there has been no material adverse change in the business, properties or condition (financial or otherwise) or prospects of the Borrowers.
     Section 5.6 Litigation. Except as set forth in Section 5.6 of the Disclosure Schedule attached hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against or affecting a Borrower or any of its Affiliates or the properties of a Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to a Borrower or any of its Affiliates, would have a Material Adverse Effect on the financial condition, properties or operations of a Borrower or any of its Affiliates.
     Section 5.7 Regulation U. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
     Section 5.8 Taxes. The Borrowers and their Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrowers and their Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrowers or any Affiliate, as the case may be, are required to be filed, and the Borrowers and their Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.
     Section 5.9 Titles and Liens. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender purported to be owned by such Borrower and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section 7.1 hereof, and (ii) in the case of any such property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of any Borrower as presently conducted. No financing statement naming a Borrower as debtor is on file in any office except to perfect only security interests permitted by Section 7.1 hereof.
     Section 5.10 Plans. Except as stated in Section 5.10 of the Disclosure Schedule, neither a Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither a Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan’s tax qualified status exists in connection with any Plan. Neither a Borrower nor any of its Affiliates has: (a) any accumulated funding deficiency within the meaning of ERISA; or (b) any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).
     Section 5.11 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.
     Section 5.12 Environmental Protection. Except as heretofore disclosed in writing to Lender and/or would not result in a Material Adverse Effect, the Borrowers have obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”) at the Borrowers’ facilities or in connection with the operation of such facilities. Except as previously disclosed to the Lender in writing, the Borrowers and all activities of the Borrowers at such facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrowers with respect thereto. Except as previously disclosed to the Lender in writing and/or would not result in a Material Adverse Effect, the Borrowers are also in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrowers are aware. Except as previously disclosed to the Lender in writing and/or would not result in a Material Adverse Effect, the Borrowers are not aware of, nor has any Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.
     Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of any Borrower in connection with any Borrower’s request for the credit facilities contemplated hereby is true and correct in all material respects. As to projections, valuations or pro forma financial statements, such information presents a good faith opinion as to such projections, valuations and pro forma financial statements.
     Section 5.14 Rights to Payment. Except as reported to Lender in writing from time to time, each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrowers’ records pertaining thereto as being obligated to pay such obligation.

     Section 5.15 No Violation of Law. No Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to such Borrower, which violation would in any respect materially and adversely affect the Collateral, the obligations of such Borrower arising under this Agreement or such Borrower’s property, business, operations or condition (financial or otherwise).
     Section 5.16 Disclosure. Neither this Agreement nor the documents and statements furnished to Lender by or in behalf of Borrowers hereunder, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.
     Section 5.17 Affiliate Transactions. Except as set forth in Section 5.18 of the Disclosure Schedule, the Borrower is not a party to any contract or agreement with any of its Affiliates, and all such contracts and agreements are on terms and conditions that are no less favorable to such Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
ARTICLE VI
Affirmative and Financial Covenants of the Borrowers
     So long as the Note shall remain unpaid or the Revolving Credit Facility shall be outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:
     Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:
     (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrowers, audited financial statements of the Borrowers for the fiscal year then ended with the unqualified opinion of independent certified public accountants selected by the Borrowers and acceptable to the Lender, together with all management letters or similar letters from such independent certified public accountants directed to management in connection with the audit, which annual financial statements shall include the balance sheet of the Borrowers as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrowers for the fiscal year then ended, prepared on a consolidated basis, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of the Borrowers in the form and substance set forth in Exhibit C hereto, stating, among other things, that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;
     (b) as soon as available and in any event within 60 days after the end of each month, an unaudited/internal balance sheet and statements of income of the Borrowers as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP; and accompanied by a certificate of the chief financial officer of the Borrowers, on the terms requested by Lender, stating (i) that such financial statements have been prepared in accordance with GAAP, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, (iii) whether or not any Borrower has changed (a) its corporate name; (b) the location of its chief executive office; (c) the location where the books and records relating to Accounts are located; or (d) its identity or structure (whether by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization, or otherwise) or has conducted business or owned any property under any name or conducted business at any address not theretofore reported to the Lender and, if so, setting forth in reasonable detail the facts with respect thereto, and (iv) all relevant facts in reasonable detail to evidence, and the computations (as and when required to be reported under this Agreement) as to whether or not the Borrowers are in compliance with the requirements set forth in Section 6.10 and Section 6.11 hereof on the form attached hereto as Exhibit C;
     (c) within 15 days after the end of each month, agings of the Borrowers’ Foreign Accounts and their accounts payable report as at the end of such month;
     (d) as soon as available, and in any event within 15 days after the end of each month (or more frequently if required by the Lender or the Insurer), a Borrowing Base certificate in a form acceptable to the Lender (initially the form attached hereto as Exhibit D), showing the computation of the Borrowing Base as of the close of business on the last day of the immediately preceding fiscal month, prepared by the Borrowers and certified by the Borrowers’ chief financial officers;
     (e) within 15 days after the end of each month, a list of all Foreign Accounts 60 days or more past due with an unpaid balance of $10,000 or more;
     (f) copies of all sales reports required by the Foreign Accounts Insurance to be delivered to the Insurer;
     (g) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in either Section 5.6 or Section 5.12 hereof or which seeks a monetary recovery against any Borrower in excess of $50,000;
     (h) as promptly as practicable (but in any event not later than five business days) after an officer of any Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrowers of the steps being taken by the Borrowers to cure the effect of such breach, default or event;
     (i) as soon as possible and in any event within five days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of such Borrower setting forth details as to such

Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;
     (j) as soon as possible, and in any event within 10 days after a Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrowers setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;
     (k) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of a Borrower with a dispute value in excess of $200,000; (ii) any goods returned to or recovered by a Borrower with a value in excess of $200,000; and (iii) any change in the persons constituting the officers and directors of a Borrower;
     (l) promptly upon their distribution, copies of all financial statements, reports and proxy statements which a Borrower shall have sent to its stockholders;
     (m) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which a Borrower shall file with the Securities and Exchange Commission or any national securities exchange; and
     (n) promptly upon knowledge thereof, notice of the violation by a Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition.
     Section 6.2 Books and Records; Inspection and Examination. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower’s business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrowers at all times during ordinary business hours, and to discuss the affairs of the Borrowers with any of their directors, officers, employees or agents. The Borrowers will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any property of the Borrowers at any time during ordinary business hours. Without limiting the foregoing, on a quarterly basis, or more often if determined by the Insurer, all documentation regarding foreign sales and Foreign Accounts is subject to review by Insurer and Lender. Insurer has advised Lender that documentation for a minimum of 10% of Foreign Accounts will be reviewed and sampling audits of invoices and transport documentation on transactions involving Insured Foreign Accounts will be made totaling not less than 10% of the outstanding principal balance of the Advances then outstanding.
     Section 6.3 Compliance with Laws; Environmental Indemnity. The Borrowers will (a) comply in all material respects with the requirements of applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect, and (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws where the failure to do so would have a Material Adverse Effect. THE BORROWERS WILL INDEMNIFY, DEFEND AND HOLD THE LENDER HARMLESS FROM AND AGAINST ANY CLAIMS, LOSS OR DAMAGE TO WHICH THE LENDER MAY BE SUBJECTED AS A RESULT OF ANY PAST, PRESENT OR FUTURE EXISTENCE, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS WASTE OR SUBSTANCE OR TOXIC SUBSTANCE BY THE BORROWERS OR ON PROPERTY OWNED, LEASED OR CONTROLLED BY THE BORROWERS, EVEN IF A COURT DETERMINES THAT LENDER’S NEGLIGENCE CAUSED SUCH LOSS OR DAMAGE IN WHOLE OR IN PART. THIS INDEMNIFICATION AGREEMENT SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE DISCHARGE OF BORROWERS’ OTHER OBLIGATIONS.
     Section 6.4 Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower.
     Section 6.5 Defense Against Claims.
     (a) The Borrowers will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.
     (b) The Borrowers will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances.
     Section 6.6 Insurance. (a) The Borrowers will obtain and at all times maintain insurance with insurers believed by the Borrowers to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrowers operate. All policies of liability insurance required hereunder shall name the Lender as an additional insured.
     (b) Without limiting the foregoing, Borrowers will maintain in force Foreign Accounts Insurance with such coverage and terms as Lender may approve in its sole discretion and will take all actions required, or requested by Lender, to afford Lender assignment of and the benefit of such Foreign Accounts Insurance.
     (c) Unless the Borrowers provide the Lender with evidence of the insurance coverage required by this Agreement, the Lender may purchase insurance at the Borrowers’ expense, to protect the Lender’s interests in the Collateral. This insurance may, but need not, protect the interests of the Borrowers. The coverage that the Lender purchases may not pay any claim that a

Borrower may make or any claim that is made against a Borrower in connection with the Collateral. The Borrowers may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that the Borrowers have obtained insurance as required by this Agreement. If the Lender purchases insurance for the Collateral, the Borrowers will be responsible for the costs of that insurance, including interest and any other charges that may be imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Loans. The costs of the insurance may be more than the cost of insurance that the Borrowers may be able to obtain on its own.
     Section 6.7 Preservation of Corporate Existence. The Borrowers will preserve and maintain their corporate existence and all of their rights, privileges and franchises necessary or desirable in the normal conduct of their businesses and shall conduct their businesses in an orderly, efficient and regular manner.
     Section 6.8 Delivery of Instruments, etc. Upon request by the Lender, the Borrowers will, within 5 days thereafter, deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the applicable Borrower.
     Section 6.9 Performance by the Lender. If the Borrowers at any time fail to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrowers written notice thereof (or in the case of the agreements contained in Section 6.4 and Section 6.6 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the rate then in effect. To facilitate the performance or observance by the Lender of such covenants of the Borrowers, the Borrowers hereby irrevocably appoint the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrowers (which appointment is coupled with an interest) with the right following an Event of Default (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrowers any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the applicable Borrower under this Section 6.9.

     Section 6.10. Minimum Fixed Charge Coverage Ratio. Borrowers will, as of the end of each fiscal quarter, maintain a Fixed Charge Coverage Ratio for the four fiscal quarters then ended of not less than the 1.10 to 1.00.
     Section 6.11 Maximum Leverage Ratio. The Borrowers will not, as of the end of the fiscal quarter ending April 30, 2007, allow their Leverage Ratio to be greater than 3.90 to 1.00 and will not, as of the end of each subsequent fiscal quarter, allow their Leverage Ratio to be greater than 3.75 to 1.00.
     Section 6.12 Authorization to File Financing Statements. Borrowers hereby irrevocably authorize Lender at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that describe the Collateral consistent with this Agreement. Borrower shall provide any information required by part 5 of Article 9 of the UCC of such jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether a Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower. Borrowers agree to furnish any such information to Lender promptly upon the Lender’s request. Borrowers also ratify their authorization for the Lender to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
     Section 6.13 Repledge of Foreign Accounts Upon Termination of Agreement. Effective at such time as all Obligations under this Agreement have been paid in full and this Agreement shall have terminated and all payments and requirements have been made and accomplished as required under the Foreign Accounts Insurance, including without limitation the assignment to the Insurer of all Accounts as to which a claim shall have been made under the Foreign Accounts Insurance, Borrowers Synergetics and Synergetics USA acknowledge that they have, in the Third Amendment, dated the date hereof, to the Primary Credit Agreement, agree to grant, and to cause all of their foreign subsidiaries to grant, a security interest in all of their then-existing and subsequently generated Foreign Accounts to the Agent for benefit of the Lenders pursuant to the Primary Credit Agreement.
     Section 6.14 Joinder of New Subsidiaries. Synergetics will cause each newly formed subsidiary that will generate Foreign Accounts to join as co-borrowers with all Borrowers hereunder and grant Lender a security interest in its Foreign Accounts and execute such documents as Lender may require to confirm that such entity is obligated under this Agreement and the Revolving Note as if it had executed both documents.
ARTICLE VII
Negative Covenants
     So long as the Note shall remain unpaid the Revolving Credit Facility shall be outstanding, the Borrowers agree that, without the prior written consent of the Lender:
     Section 7.1 Liens. The Borrowers will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of their assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing:
     (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Section 7.1(a) of the Disclosure Schedule, securing indebtedness for borrowed money permitted under Section 7.2 hereof;
     (b) the Security Interests;
     (c) purchase money security interests and capitalized leases relating to the acquisition of machinery and equipment of the Borrowers so long as the Borrowers are in, and maintain, compliance with every other provision of this Agreement; and
     (d) Permitted Encumbrances.
     Section 7.2 Indebtedness. The Borrowers will not incur, create, assume or permit to exist any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:
     (a) indebtedness arising hereunder;
     (b) the Malis Note;
     (c) indebtedness relating to liens permitted in accordance with Section 7.1(c) hereof; and
     (d) indebtedness to Lender under the Primary Credit Agreement, in current aggregate maximum principal amount of $8,500,000;
     (e) indebtedness to Lender under the following loan facilities:
(i)	equipment loan in current principal amount of $753,194;

(ii)	equipment loan in current principal amount of $862,805;

(iii)	$1,000,000 equipment purchase line of credit;

(iv)	two separate industrial revenue bond real estate financings of $2,100,000 each in favor of Synergetics Development Company (wholly owned subsidiary of Synergetics); and

(v)	real estate mortgage loan to Synergetics Development Company in current principal amount of $157,167.
     (f) leases required to be treated as capitalized leases by GAAP, provided that, with respect to any such lease under which a Borrower incurs obligations in excess of $100,000, such lease will be included under this exception only if the lessor and Lender enter into an intercreditor agreement on terms acceptable to Lender.

     Section 7.3 Guaranties. The Borrowers will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:
     (a) the endorsement of negotiable instruments by a Borrower for deposit or collection or similar transactions in the ordinary course of business; and
     (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 7.3 of the Disclosure Schedule.
     Section 7.4 Investments and Subsidiaries. (a) The Borrowers will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:
     (1) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated “A-1” or “A-2” by Standard & Poors Corporation or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);
     (2) travel advances or loans to officers and employees of the Borrowers not exceeding at any one time an aggregate of $5,000; and
     (3) advances in the form of progress payments, prepaid rent or security deposits.
     (b) The Borrowers will not create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Section 5.4 of the Disclosure Schedule.
     (c) Notwithstanding the foregoing, Borrowers shall be permitted to acquire an aggregate of $1,000,000 in stock of Synergetics USA on an annual basis, so long as any such purchase with the giving of notice, the passage of time or both, would not constitute an Event of Default hereunder.
     Section 7.5 Dividends. No Borrower will declare or pay any dividends (other than dividends payable solely in stock of such Borrower and other than dividends by Foreign Subsidiaries to Synergetics or Synergetics USA) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly if following such dividend or distribution, (i) the Borrowers’ Fixed Charge Coverage Ratio for the four fiscal quarters then ended will be less than the 1.10 to 1.00, or (ii) with the giving of notice, the passage of time or both, an Event of Default would result therefrom.
     Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrowers will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein and will not liquidate, dissolve or suspend business operations. The Borrowers will not in any manner transfer any property without prior or present receipt of full and adequate consideration.
     Section 7.7 Consolidation and Merger; Asset Acquisitions. The Borrowers will not consolidate with or merge into any Person, or permit any other Person to merge into them, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, if such consolidation, merger or acquisition requires aggregate consideration from Borrowers in excess of $1,500,000 in any given calendar year.
     Section 7.8 Sale and Leaseback. The Borrowers will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrowers shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrowers intend to use for substantially the same purpose or purposes as the property being sold or transferred.
     Section 7.9 Restrictions on Nature of Business. The Borrowers will not engage in any line of business materially different from that presently engaged in by the Borrowers and will not purchase, lease or otherwise acquire assets not related to its business.
     Section 7.10 Accounting. The Borrowers will not adopt any material change in accounting principles other than as required by GAAP. The Borrowers will not adopt, permit or consent to any change in their fiscal year.
     Section 7.11 Discounts, etc. Following the occurrence of an Event of Default, the Borrowers will not, after notice from the Lender, grant any discount, credit or allowance to any customer of a Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of a Borrower, other than in the ordinary course of business and consistent with the past practices of a Borrower.
     Section 7.12 Defined Benefit Pension Plans. The Borrowers will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10 hereof.
     Section 7.13 Other Defaults. The Borrowers will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon a Borrower and obligating a Borrower to pay in the aggregate more than $250,000 thereunder.

     Section 7.14 Place of Business; Name. The Borrowers will not transfer their chief executive office or principal place of business, or move, relocate, close or sell any business location without providing Lender at least 30 Banking Days’ prior written notice. The Borrowers will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests without providing Lender at least 30 Banking Days’ prior written notice. The Borrowers will not change their name or their state organizational number.
     Section 7.15 Organizational Documents; S Corporation Status. The Borrowers will not amend their certificates of incorporation, articles of incorporation or bylaws or change their form of organization in any manner. No Borrower will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or, if a Borrower already is such an S Corporation, it shall not change or rescind its status as an S Corporation.
     Section 7.16 Restrictions on Affiliate Transactions. The Borrowers will not enter into any contract, agreement or business arrangement, including any arrangement to pay any management, consulting or similar fee, with any of their Affiliates (other than another Borrower) unless the terms thereof are on an arm’s length basis.
ARTICLE VIII
Events of Default, Rights and Remedies
     Section 8.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events:
     (a) Default in the payment of any interest on or principal of either of the Note when it becomes due and payable; or
     (b) Default in the payment of any fees or commissions required to be paid by the Borrowers under this Agreement when due or default in the payment of reimbursable costs and expenses within 10 days after notice from Lender to Borrowers; or
     (c) Failure to keep in force for the benefit of Lender the Foreign Accounts Insurance required under this Agreement; or
     (d) Default in the performance, or breach, of any covenant or agreement of the Borrowers contained in this Agreement and not otherwise referred to in any other subsection of this Section 8.1 and, with respect to defaults that can be cured, the continuation of such default for 30 days after notice from Lender to Borrowers; or
     (e) The Borrowers are not Solvent on a consolidated basis, or any Borrower admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or any Borrower applies for or consents to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower, other than as described in this Section 8.1(f); or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower; or
     (f) A petition shall be filed by or against any Borrower under the United States Bankruptcy Code naming any Borrower as debtor; provided, that in the case of such a petition filed against any Borrower, such petition has not been stayed or dismissed within 60 days; or
     (g) Any representation or warranty made by any Borrower in this Agreement, delivered to the Lender or by any Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective; or
     (h) The rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of $500,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or
     (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to any Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of any Borrower in favor of the Plan; or
     (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment, guaranty or other instrument or agreement securing any obligations of any Borrower hereunder or under any note; or
     (k) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or
     (l) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

     (m) Default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder and the continuation thereof following the expiration of any applicable cure or grace period; or
     (n) The occurrence of any Event of Default under the Primary Credit Agreement.
     Section 8.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:
     (a) The Lender may, by notice to the Borrowers, declare the Revolving Credit Facility to be terminated, whereupon the same shall forthwith terminate;
     (b) The Lender may, by notice to the Borrowers, declare to be forthwith due and payable the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers;
     (c) The Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by any Borrower hereunder;
     (d) THE LENDER MAY EXERCISE AND ENFORCE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE UPON DEFAULT TO A SECURED PARTY UNDER THE UCC, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL, OR ANY EVIDENCE THEREOF, PROCEEDING WITHOUT JUDICIAL PROCESS OR BY JUDICIAL PROCESS (WITHOUT A PRIOR HEARING OR NOTICE THEREOF, WHICH THE BORROWERS HEREBY EXPRESSLY WAIVE) AND THE RIGHT TO SELL, LEASE OR OTHERWISE DISPOSE OF ANY OR ALL OF THE COLLATERAL, AND, IN CONNECTION THEREWITH, THE BORROWERS WILL ON DEMAND ASSEMBLE THE COLLATERAL AND MAKE IT AVAILABLE TO THE LENDER AT A PLACE TO BE DESIGNATED BY THE LENDER WHICH IS REASONABLY CONVENIENT TO BOTH PARTIES;
     (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and
     (f) the Lender may exercise any other rights and remedies available to it by law or agreement.
Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(e) or Section 8.1(f) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3 Certain Notices. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days prior to the date of intended disposition or other action.
     Section 8.4 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrowers acknowledge and agree that it is not commercially unreasonable for the Lender to fail to exercise collection remedies against Account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (b) to exercise collection remedies against Account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (c) to contact other persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (d) to disclaim disposition warranties, (e) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (f) to the extent deemed appropriate by the Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Borrowers acknowledge that the purpose of this Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Lender would fulfill the Lender’s duties under the UCC in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limitation upon the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to the Borrowers or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.4.
ARTICLE IX
Miscellaneous
     Section 9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.
     Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy followed, within twenty-four (24) hours, by personal delivery to the Lender or deposit with an overnight courier of national reputation, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:
If to the Borrowers:
Synergetics, Inc.
3845 Corporate Centre Dr.
O’Fallon, MO 63368
(636) 939-5100
1-800-600-0565
Telecopier: (636) 939-6885
Attention: Pamela G. Boone
If to the Lender:
Regions Bank
8182 Maryland Avenue
St. Louis, Missouri 63105
Telecopier: (314) 615-2355
Attention: Loan Officer for Synergetics, Inc.
or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, provided such telecopy is followed within 24 hours of transmission by delivery to the Lender or deposit with an overnight carrier of an original of the telecopied document, except that notices or requests to the Lender pursuant to any of the provisions of Article II hereof shall not be effective until received by the Lender.
     Section 9.4 Further Documents. The Borrowers will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrowers execute, deliver or endorse any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.5 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.
     Section 9.6 Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests. All fees, premiums and costs related to the Foreign Accounts Insurance shall be paid by Borrowers.
     Section 9.7 Indemnity. In addition to the payment of expenses pursuant to Section 9.6 hereof and the environmental indemnity pursuant to Section 6.3 hereof, the Borrowers agree to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the “Indemnitees”), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances or arising out of noncompliance by any Person with any Environmental Law (the “Indemnified Liabilities”), UNLESS A COURT DETERMINES THAT THE LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CAUSED SUCH LOSS, LIABILITY OR EXPENSE IN WHOLE OR IN PART. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, any Borrower, or counsel designated by any Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers’ sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrowers under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrowers’ other Obligations.
     Section 9.8 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
     Section 9.9 Binding Effect; Assignment; Complete Agreement. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights thereunder or any interest therein without the prior written consent of the Lender. The Lender shall have the right at any time to assign its rights under, or grant participations in, this Agreement or the Loan Documents or the loans made pursuant thereto without notice to or consent of the Borrowers. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.
     Section 9.10 Governing Law; Jurisdiction, Venue. The Loan Documents shall be governed by and construed in accordance with the internal substantive laws (other than conflicts-of-law principles) of the State of Missouri, regardless of the place of execution of this Agreement by any party hereto. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Missouri in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the Circuit Court of St. Louis County, Missouri, or the United States District Court, Eastern District of Missouri.
     Section 9.11 Waiver of Jury Trial. THE BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY (WHICH THE LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, THE OBLIGATIONS, ANY OF THE LOAN DOCUMENTS OR THE LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. TO EFFECTUATE THE FOREGOING, THE LENDER IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR THE BORROWERS, A COPY OF THIS AGREEMENT IN ANY COURT PURSUANT TO MO.REV.STAT. § 510.190 AND RULE 69.01, V.A.M.R. AND/OR ANY OTHER APPLICABLE LAW, AND THE COPY OF THIS AGREEMENT SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE THE BORROWERS’ WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT

OF OR OTHERWISE RELATING TO THIS AGREEMENT, THE OBLIGATIONS, ANY OF THE LOAN DOCUMENTS OR THE LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES. REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THE OBLIGATION OF THE BORROWERS UNDER THIS SECTION 9.12 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE DISCHARGE OF BORROWERS’ OTHER OBLIGATIONS.
     Section 9.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
     Section 9.13 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     Section 9.14 Consent to Publicity. With prior consent of Borrowers, Lender may issue and disseminate to the public information describing the credit accommodations entered into pursuant to this Agreement, including the name, logo and location of the Borrowers, the amounts of loans available hereunder and a general description of Borrowers’ business.
     Section 9.15 Statutory Notice Regarding Insurance. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:
UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
     Section 9.16 Statutory Notice Regarding Oral Agreements. The following notice is given pursuant to Section 432.045 and Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice may be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWERS) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
     Section 9.17 Reasonableness. When in this Agreement action is stated to be taken or not taken “reasonably” by Lender or is otherwise based upon the reasonableness of Lender, Lender will be deemed to meet such requirements unless Borrowers meet the burden of proof by clear and convincing evidence that the action or inaction of Lender shall have been taken or omitted arbitrarily or capriciously. Lender acknowledges that the foregoing does not affect Lender’s obligation to act reasonably to the extent required under Article 9, Part 6 of the UCC.
     Section 9.18 Retention of Borrowers’ Records. Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to Lender by Borrowers or in connection with the Loan Documents.
     Section 9.19 Electronic Submissions. Upon not less than thirty (30) days’ prior written notice (the “Approved Electronic Form Notice”), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in “Approved Electronic Form” (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof “Electronic Form” means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that deliver machine readable data or information to Lender, and “Approved Electronic Form” means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrowers in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.
     Section 9.20 Review and Construction of Documents. Borrowers hereby acknowledge, represent and warrant to Lender, that (a) Borrowers have had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) Borrowers have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained herein, (c) Borrowers have executed this Agreement of their own free will and volition, and (d) this Agreement shall be construed as if jointly drafted by Borrowers and Lender.

     Section 9.21 Confidentiality. Lender agrees to keep confidential all business, financial and other information provided by the Borrowers to Lender and agrees to provide that any potential or actual assignees or participants of Lender shall be also bound to this Section 9.21.
[Remaining portion of this page is intentionally blank. Signature page follows.]

(Signature Page to Credit and Security Agreement)
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

SYNERGETICS, INC.

BY:	/s/ Pamela G. Boone

Pamela G. Boone, Chief Financial Officer

and

SYNERGETICS USA, INC.

BY:	/s/ Pamela G. Boone

Pamela G. Boone, Chief Financial Officer

and

SYNERGETICS GERMANY GMBH

BY:	/s/ Pamela G. Boone

	NAME:	Pamela G. Boone
	TITLE:	Director

and

SYNERGETICS ITALIA, SRL

BY:	/s/ Pamela G. Boone

	NAME:	Pamela G. Boone
	TITLE:	Director

LENDER:

REGIONS BANK

BY:	/s/ Anne D. Silvestri

	NAME:	Anne D. Silvestri
	TITLE:	Senior Vice President

Exhibit A to Credit and
Security Agreement
GENERAL DEFINITIONS
     The following definitions, in addition to the definitions set forth in Section 1.2 hereof, shall be applicable to the Agreement as if fully set forth therein:
     “Accounts” means all of each Borrower’s accounts, as such term is defined in the UCC, including without limitation, the aggregate unpaid obligations of customers and other account debtors to a Borrower arising out of the sale or lease of goods or rendition of services by a Borrower on an open account or deferred payment basis, and each and every right of a Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by a Borrower or by some other person who subsequently transfers such person’s interest to a Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which a Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles..
     “Advance” means an advance to the Borrowers by the Lender under the Revolving Credit Facility.
     “Affiliate” or “Affiliates” means Synergetics Development Company, L.L.C., Synergetics IP, Inc. and any other Person controlled by, controlling or under common control with the Borrowers, including (without limitation) any Subsidiary of a Borrower. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Credit and Security Agreement.
     “Approved Electronic Form” and “Approved Electronic Form Notice” have the respective meanings specified in Section 9.17 hereof.
     “Bank” means Regions Bank.
     “Banking Day” means a day other than a Saturday or Sunday on which banks are generally open for business in St. Louis, Missouri.
     “Dated Assets” and “Dated Liabilities” have the meanings specified in Section 2.13 hereof.

1

     “Default” means an event that, with the giving of notice or passage of time or both, would constitute an Event of Default.
     “Environmental Laws” has the meaning specified in Section 5.12 hereof.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Event of Default” has the meaning specified in Section 8.1 hereof.
     “GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5 hereof, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, the Borrowers either (i) are required to implement such change, or (ii) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a “Required GAAP Change”), provided that (1) the Borrowers shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on the Borrowers’ income, retained earnings or other accounts, as applicable, and (2) the Borrowers’ financial covenants set forth in Sections 6.10 and 6.11 hereof shall be adjusted as necessary to reflect the effects of such Required GAAP Change.
     “Indemnified Liabilities” and “Indemnitee” have the respective meanings set forth in Section 9.7 hereof.
     “Loan Documents” means this Agreement, the Note, the Security Documents and any and all other documents or instruments now or hereafter evidencing or securing loans, and all documents specified in Article IV hereof and each and every other document to be delivered from time to time pursuant to this Agreement with respect to loans or otherwise.
     “Maximum Rate” has the meaning specified in Section 2.5 hereof.
     “Obligations” has the meaning specified in Section 3.1 hereof.
     “Overadvance” has the meaning specified in Section 2.7 hereof.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Plan” means an employee benefit plan or other plan maintained for employees of a Borrower and covered by Title IV of ERISA.
     “Premises” means all premises where a Borrower conducts its business and has any rights of possession.

2

     “Prime Rate” means the rate of interest publicly announced from time to time by Regions Bank, St. Louis, Missouri, as its “prime rate” or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender. It is not necessarily the lowest rate charged by Lender and is established by Lender in its sole discretion, and Lender may charge rates at, below, or above the Prime Rate.
     “Reportable Event” shall have the meaning assigned to that term in Title IV of ERISA.
     “Security Interest” has the meaning specified in Section 3.1 hereof.
     “Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.
     “Subsidiary” means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by a Borrower, by a Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.
     “UCC” means: (a) the Uniform Commercial Code as currently in effect in the State of Missouri, or in any other state whose laws are held to govern this Agreement or any portion hereof; and (b) the Uniform Commercial Code as may hereafter at any time be in effect in the State of Missouri or in any other state whose laws are held to govern this Agreement or any portion hereof from and after the date of effectiveness thereof. Without limiting the foregoing, all terms describing Collateral shall be as defined under the applicable version of the definition contained in the Uniform Commercial Code that results in the most expansive coverage of property, whether it be under the Uniform Commercial Code as currently in effect or as may hereafter at any time be in effect.

3

Exhibit B to Credit and
Security Agreement
FOREIGN ACCOUNTS
REVOLVING NOTE

$2,500,000	St. Louis, Missouri
June ___, 2007
     FOR VALUE RECEIVED, the undersigned, SYNERGETICS, INC., a Missouri corporation (“Synergetics”)         , SYNERGETICS USA, INC., a Delaware corporation (“Synergetics USA”), SYNERGETICS GERMANY, GMBH; and SYNERGETICS ITALIA, SRL (individually, a “Borrower” and together, the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date to the order of Regions Bank (the “Lender”) at its main office in St. Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand and 00/100 ($2,500,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the “Credit Agreement”) by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement. Capitalized terms utilized in this Note but not defined herein have the same meanings as set forth in the Credit Agreement.
     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement.
     This Note, among other things, is secured pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.
     This Note shall be governed by the internal substantive laws of the State of Missouri, without regard for its conflicts-of-law principles.

1

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWERS) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REFERRED TO THEREIN, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWERS:

SYNERGETICS, INC.

BY:

	NAME:	Pamela G. Boone
	TITLE:	Chief Financial Officer

and

SYNERGETICS USA, INC.

BY:

	NAME:	Pamela G. Boone
	TITLE:	Chief Financial Officer

and

SYNERGETICS GERMANY GMBH.

BY:

	NAME:	;
	TITLE:	;

and

SYNERGETICS ITALIA, SRL

BY:

	NAME:	;
	TITLE:	;

2

Exhibit C to Credit and
Security Agreement
FORM OF COMPLIANCE CERTIFICATE
TO:          REGIONS BANK
This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of June ___, 2007 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among SYNERGETICS, INC., a Missouri corporation (“Synergetics”), SYNERGETICS USA, INC., a Delaware corporation (“Synergetics USA”), SYNERGETICS GERMANY, GMBH, a German limited liability company; and SYNERGETICS ITALIA, SRL, an Italian limited liability company (individually, a “Borrower” and together, the “Borrowers”), and Regions Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.	I am the duly elected Chief Financial Officer of Borrowers.

2.	I have reviewed the terms of the Credit Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrowers during the accounting period covered by the attached Financial Statements.

3.	The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the representations and warranties of Borrowers contained in the Credit Agreement and other Loan Documents are true and correct.

4.	The attached Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).

5.	Borrowers are in compliance with all of the covenants in the Credit Agreement, including the financial covenants in Sections 6.10 and 6.11 and the schedule attached hereto, contains calculations based on Borrowers’ Financial Statements and other financial records that show Borrowers’ compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.
This Compliance Certificate, together with the schedules hereto, is executed and delivered this            day of                     , 200___.

1

Print Name: Pamela G. Boone
Title: Chief Financial Officer
Covenant Calculations
1.)	Leverage Ratio (Consolidated Indebtedness/Tangible Net Worth):

As of the quarter
Ended	Required

No more than

3.90 to 1 (for quarter ending April 30, 2007);

No more than
3.75 to 1 (for all subsequent quarters)
2.)	Fixed Charge Coverage Ratio (EBITDA Less: unfinanced Capital Expenditures, cash taxes paid or due and dividend distributions/ Current Maturities of Long Term Debt plus cash Interest Expense paid or due plus all payments to Iridex.)

Fiscal Year End
Required

no less than 1.10x
Definitions:
Indebtedness shall mean with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property, (b) obligations secured by any Lien (other than mechanics’, materialman’s architect’s, or similar Lien arising in the ordinary course of a construction business) on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under

2

such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters on credit issued for the account of and upon the application such Person together with all unreimbursed drawings with respect thereto, and (g) trade account payable and all other liabilities of such Person as defined by GAAP.
Tangible Net Worth means on a consolidated basis (and in accordance with GAAP) the sum of all assets as presented in the balance sheet in the financial statements of Borrowers and their subsidiaries, minus intangible assets ( all assets shown an the balance sheet of such financial statements which lack physical substance or which represent a right granted by the government or by another company, including without limitation such assets as goodwill, patents, trademarks, franchises, licenses, contract rights and other similar assets), minus total Indebtedness of Borrowers and their subsidiaries according to GAAP.
EBITDA means with respect to the Borrowers and their subsidiaries on a consociated basis, applicable period-to-date net after tax income, determined in accordance with GAAP, plus depreciation, plus amortization, plus interest expense, plus taxes, plus other non-cash non-operating expense items, minus other non-cash non-operating income items.
Current Maturities of Long Term Debt means for any period all long-term debt payments payable during such period by Borrowers and their subsidiaries on a consolidated basis and in accordance with GAAP.

3

Exhibit D to
Credit and Security Agreement
FOREIGN ACOUNTS CREDIT AND SECURITY AGREEMENT
BORROWING BASE CERTIFICATE
Date of Computation:
     The undersigned (“Borrowers”) is the Borrowers under a Foreign Accounts Credit and Security Agreement dated June ___, 2007, as may be amended from time to time, between the undersigned and Regions Bank (“Lender”).
     Borrowers hereby reaffirm all warranties made in the Credit and Security Agreement and other agreements in connection therewith and certifies and warrants that Borrowers hold, subject to the security interest of the Lender granted pursuant to the Credit and Security Agreement and all other documents creating a security interest which secures the Loan described therein, the following Collateral:

1.) Borrowers Total Foreign Accounts Receivable

2.) Less: Ineligible Accounts Receivable:

(a) Receivables over 90 days old

(b) Contra Accounts

(c) Affiliate/ Sub

(d) Employee

(e) Government

(f) Receivables not insured

(g) Other

(h) Accounts of Synergetics IP, Inc.

3.) Eligible Foreign Accounts Receivable

4.) Loan Value of Eligible Foreign Accounts Receivable (90%)

5.) Total Availability (lesser of Line 4 or $2,500,000)

6.) Outstanding Principal Balance

1

7.) Excess (Deficit) Availability (Line 5 - Line 6)
Deficit Must be Repaid within 5 Days of the Date of this Certificate
     Borrowers further certifies and warrants that no Default under the Credit and Security Agreement is existing at the date of this Certificate and, to the best of the knowledge and belief of the Officer of the Borrowers executing this Certificate, there has not been (except as may be otherwise indicated below) any change since the computation date specified above which would materially reduce the amounts shown above if such amounts were computed as of the date of this Certificate.

	Borrowers:	SYNERGETICS, INC

Dated:		By:

Name:
Title:

and

SYNERGETICS USA, INC.

Dated:		By:

Name:
Title:

and

SYNERGETICS GERMANY GMBH

Dated:		By:

Name:
Title:

and

SYNERGETICS ITALIA, SRL

Dated:		By:

Name:
Title:

2

Exhibit E to
Credit and Security Agreement

Operational Guidelines

Principal	Loan Date	Maturity	Loan No.	Officer
$2,500,000.00				Anne Silvestri
     The following Operational Guidelines are to be observed going forward, effective                     , 20___, in connection with any advance requests under line of credit #                      granted to Synergetics, Inc., Synergetics USA, Inc., Synergetics Germany, GMBH and Synergetics Italia, SRL (collectively, the “Borrowers”), supported by the following:
•	EULER ACI Multi Markets Business Credit Insurance Policy Number: 4064883, Synergetics, Inc., Synergetics USA, Inc., Synergetics Germany, GMBH and Synergetics Italia, SRL, collectively as Insured party, in the amount of $2,500,000.00 expiring 06/04/08 and any insurance policy acceptable to the bank thereafter.
ADVANCE PROCEDURES:
Funding(s) up to the insured portion and up to Borrowing Base Availability will be provided only after shipment(s) occur. Funding package must include the Request for Advance (via fax or e-mail) and Regions Bank (the “Bank”) must have received the following monthly (or more frequently, if requested by Regions Bank):
•	Monthly Borrowing Base Certificate

•	Account Receivable Report (detailed, preferably by country)

•	Past Due Reporting

•	Discretionary Credit Limit Customer Report
CONTACT PERSON IN TRADE FINANCE DEPT:
All documents pertaining to Advances/Payments, Borrowing Base Certificate, monthly A/R Aging Reports, Monthly Buyer Past Due Report and any other supporting documentation required by the Bank is to be sent to the following address:

REGIONS BANK	Int’l Operations Department
Address:	9700 NW 112Th Ave
Miami, FL 33178

Contact:	Joanis Cepeda
Phone: (786) 845-5101
Fax: (786) 649-4950
Email: Joanis.Cepeda@Regions.com

BORROWING BASE CERTIFICATE:
Advance Rate: 90%
Maximum Terms of Sale: 90 days
Maximum Past Due number of days 60 days allowed under the BBC: 60 days
Country of Sales: Only to those countries approved under the policy.
INVOICE LANGUAGE SHOULD INCLUDE THE FOLLOWING PAYMENT INSTRUCTIONS:
“Please effect payment directly to Regions Bank ABA No. 062005690 for further credit to the account of [Synergetics Inc., Synergetics USA, Inc., Synergetics Germany, GMBH or Synergetics Italia, SRL], account #                     , for payment of invoice #                    .
MONTHLY RECEIVABLES AGING:
Monthly detailed aging of accounts receivables must be sent to Regions Bank Int’l Operations Dept. by the 15th day of the subsequent month duly signed by an officer of the Borrower.
DISCRETIONARY CREDIT LIMIT:
Monthly list of customers approved under the Discretionary Credit Limit and method used to approve the customer under the DCL must be delivered to the Bank no later than the 15th day after the end of the calendar month.
BUYER PAST DUE REPORTING:
Monthly past due reports are to be delivered to Regions Bank Trade Finance Administration Dept. no later than (15) days after the end of the calendar month. If no Buyers are past due then the monthly report submitted must indicate that no Buyers are past due. Any past due Buyer must be included in each monthly past due report until a claim is filed against the Buyer or the obligation is collected. The following are situations where a monthly report must be filed:
•	The age of the oldest unpaid invoice, as determined from the number of days that have elapsed from the original or, if applicable, extended due date of the invoice, is greater than the Past Due Reporting Days (60 days) and the total amount past due from that Buyer is more than the Past Due Reporting Amount as shown in the Declaration, ($10,000).

•	The Buyer has not accepted documents required to take possession of Covered Products when such documents are presented in conjunction with the delivery of such Covered Products.

•	A sight draft, promissory note, bill of exchange or other similar payment instrument provided by the Buyer is not honored upon presentation for payment on the applicable due date.

QUARTERLY DOCUMENTARY AUDITS:
Regions Bank will conduct quarterly review of a sampling of those export sales documentation insured (invoices, bill of lading...) at least ten percent (10%) of the number of Export Sales outstanding and at least ten percent (10%) of the aggregate dollar amount of Export Sales insured.
Review could be performed at Bank’s discretion at the Borrower’s site or the Borrower may provide documentation requested via mail.
PAYMENTS RECEIVED IN CASH COLLATERAL ACCOUNT #                    :
1.	Will be automatically transferred to the foreign receivable line on a daily basis.

2.	If foreign receivable line is at Zero balance and payments are received in cash collateral account, balance will then be transferred to the operating account.
PAYMENTS REMITTED BY BUYERS DIRECTLY TO BORROWERS:
Any payments received directly by Borrowers for invoices financed by the Bank are to be immediately remitted and/or reported to the Bank. The monies will be automatically debited from Borrowers’ account by the close of the business day.
If the Bank identifies missing or partially paid invoices in the course of the Bank’s review of the aging report and such invoices remain funded under the line of credit, the Bank may debit the Borrowers’ operating account for payment by the close of business day.
INDEMNITY AGREEMENT:
Borrowers hereby agree to provide Bank with any information reasonably requested by Bank and hereby permit their employees, officers, directors, agents and other person, including but not limited to export related buyers, accountants, freight forwarders, insurance brokers, insurance agencies and custom house brokers to provide the Bank with any information which any of them may possess regarding the Borrowers or their businesses, that is reasonably requested by Bank from time to time.
Borrowers agree to waive all privileges (except for the attorney-client privilege) they may have, and to hold harmless and indemnify any such employee, officer, director or agent with respect to any reasonable cost, fee, loss, damage, expense or charge incurred by them in supplying any information or documents requested by Bank.
Borrowers shall execute all reasonable documents requested by Bank, including without limitation any instructions or authorization letter, which are necessary or convenient to effectuate the intent of this clause.

Borrowers do hereby agree to the provisions set forth by Regions Bank.

BORROWER:	SYNERGETICS INC.
3845 Corporate Centre Dr.
O’ Fallon, Missouri, 63368

Date:	By:

Name:
Title:

BORROWER:	SYNERGETICS USA, INC.
3845 Corporate Centre Dr.
O’ Fallon, Missouri, 63368

Date:	By:

Name:
Title:

BORROWER:	SYNERGETICS GERMANY, GMBH
3845 Corporate Centre Dr.
O’ Fallon, Missouri, 63368

Date:	By:

Name:
Title:

BORROWER:	SYNERGETICS ITALIA, SRL
3845 Corporate Centre Dr.
O’ Fallon, Missouri, 63368

Date:	By:

Name:
Title:

LENDER:	REGIONS BANK

Date:	By:

Name:
Title: